UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1802546	81-5175120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

746 North Drive, Suite A
Melbourne, Florida 32934
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2021, pursuant to a Securities Purchase Agreement dated August 20, 2021 (the “SPA”), Kona Gold Beverage, Inc. (“our,” “we,” or “us”), completed a private placement of $3 million of its Secured Convertible Debentures (the “Debentures”) and the grant of a common stock purchase Warrant (the “Warrant”) that is exercisable for the purchase of up to an aggregate of 100 million shares (the “Warrant Shares”) of our Common Stock. In addition, the Investor and we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), and, to secure our obligations to the Investor under the Debentures, (i) a Second Amended and Restated Security Agreement, (ii) an Intellectual Property Security Agreement, and (iii) a Second Amended and Restated Global Guaranty Agreement (collectively, the “Security and Guaranty Agreements”). Our subsidiaries are also parties to the Security and Guaranty Agreements.

Promptly after entering into the SPA and upon the funding therefor, we sold and issued the first Debenture (the “First Debenture”) with an initial principal balance of $1.5 million and granted the Warrant. The Investor is obligated to purchase an additional Debenture from us (the “Second Debenture”), which will have an initial principal balance of $1.5 million, promptly upon the later of (i) the Securities and Exchange Commission (the “SEC”) declaring effective a “Registration Statement” that, pursuant to the terms of the Registration Rights Agreement, we are obligated to file not later than September 21, 2021 or (ii) November 1, 2021. Pursuant to the SPA, the purchase price for the First Debenture was $1.5 million, less $70,000 in fees, which consisted of a 4% “original issue discount” of $60,000 and due diligence and structuring fees of $10,000. Pursuant to the SPA, the purchase price for the Second Debenture will be $1,500,000, less a 4% original issue discount of $60,000.

The Debentures are due 12 months from their respective issuance dates and are secured by all of our assets and the assets of each of our three subsidiaries pursuant to the Security and Guaranty Agreements. Initially, the Debentures are convertible into shares of our Common Stock (the “Conversion Shares”) at the lower of (i) the fixed conversion price, which is $0.03 per share, subject to adjustment (the “Fixed Conversion Price”), or (ii) 75% of the lowest daily volume weighted average price (“VWAP”) of our Common Stock during the 15 trading days immediately preceding the conversion date, subject to adjustment (the “Market Conversion Price”). The Debentures contain an adjustment provision that, subject to certain exceptions, reduces the conversion price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current conversion price of the Debentures. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will result in an equitable adjustment of the conversion price of the Debentures. The Debentures are subject to a “conversion blocker” such that the Investor cannot convert any portion of the Debentures that would result in the Investor and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such conversion (excluding, for purposes of such determination, shares of the Common Stock issuable upon conversion of the Debentures or exercise of the Warrant that had not then been converted or exercised, respectively). The Investor can increase that 4.99% “conversion blocker” to 9.99% upon at least 65 days’ prior written notice to us. The Debentures accrue interest at an annual rate equal to 8% and are due and payable on their respective maturity dates (or sooner if the Investor converts the Debentures or otherwise accelerates the maturity date, as provided for in the Debentures). Interest is payable either in cash or, if certain Equity Conditions (as defined in the Debentures) are then satisfied, in shares of the Common Stock at the Market Conversion Price on the trading day immediately prior to the date paid.

At our option, we have the right to redeem, in part or in whole, the outstanding principal and interest under the Debentures prior to their respective maturity dates; provided, that, as of the date of the holder’s receipt of the redemption notice, (i) the VWAP of the Common Stock is less than the Fixed Conversion Price and (ii) there is no Equity Conditions failure. We must pay an amount equal to the principal amount being redeemed plus outstanding and accrued interest thereon, as well as a redemption premium equal to 15% of the outstanding principal amount being redeemed (the “Redemption Premium”). We must provide to the then-holder of the Debentures 15 business days’ advance notice of our intent to make a redemption, setting forth the amount of principal and interest that we desire to redeem plus the applicable Redemption Premium.

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We also granted the Warrant to purchase up to an aggregate of the 100 million Warrant Shares. The Warrant has a three-year term and is immediately exercisable at an exercise price of $0.03 per share, subject to adjustment. If we fail to maintain an effective registration statement with the SEC covering the resale of the Warrant Shares, or if an Event of Default (as defined below) has occurred and is continuing, the then-holder of the Warrant may exercise it on a “cashless” basis. “Event of Default” means an event of default under the SPA or the Debentures.

The Warrant contains an adjustment provision that, subject to certain exceptions, reduces the exercise price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current exercise price of the Warrant. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will result in an equitable adjustment of the exercise price of the Warrant. The Warrant is subject to an “exercise blocker,” such that the Investor cannot exercise any portion of the Warrant that would result in the Investor and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our Common Stock following such exercise (excluding, for purposes of such determination, shares of the Common Stock issuable upon exercise of the Warrant or conversion of the Debentures that had not then been exercised or converted, respectively). The Investor can increase that 4.99% “exercise blocker” to 9.99% upon at least 65 days’ prior written notice to us.

Pursuant to the terms of the Registration Rights Agreement, we agreed to file the Registration Statement with the SEC to register for resale the Conversion Shares and the Warrant Shares not later than September 21, 2021. Further, we agreed to use our best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the effectiveness deadline, or by the 5th trading day following the date on which we are notified that the Registration Statement will not be reviewed or is no longer subject to further review and comments. Pursuant to the Registration Rights Agreement, we are subject to partial liquidated damages equal to 2.0% of the aggregate purchase price paid by the Investor pursuant to the SPA for any of the Debentures then held by the holder thereof for failure to file the Registration Statement timely, failure to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, as amended`, within five trading days after the date we are notified that the Registration Statement will not be reviewed or is not subject to further review, the Registration Statement is not declared effective by the effectiveness deadline, if after effectiveness, the Registration Statement ceases for any reason to remain continuously effective as required, or if the then-holders are not permitted to utilize the prospectus therein to resell for more than 30 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period, or, if after the six-month anniversary of the Registration Rights Agreement, we do not have available adequate current public information as set forth in Rule 144(c). The Investor and we agreed that the maximum aggregate liquidated damages payable to a holder of the Debentures under the Registration Rights Agreement is 24% of the aggregate purchase price paid by the Investor pursuant to the SPA. Finally, we also agreed, among other things, to indemnify the Investor from certain liabilities and to pay all fees and expenses that we incur in connection with the registration of the Conversion Shares and the Warrant Shares held by the Investor.

The foregoing brief summary description of certain terms and provisions of the SPA, the Warrant, the Registration Rights Agreement, and the Security and Guaranty Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each of such agreements, a copy of the form of each of which is attached to this Current Report on Form 8-K, as Exhibits 4.3 and 4.4 and 10.28 through 10.32. Readers are encouraged to read each Exhibit in full for a more comprehensive understanding of the Acquisition.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.6	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., effective August 23, 2021.

4.7	Form of Warrant of the registrant granted to YAII PN, Ltd., effective August 23, 2021.

10.38	Form of Securities Purchase Agreement between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.39	Form of Registration Rights Agreement by and between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.40	Form of Second Amended and Restated Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.41	Form of Intellectual Property Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.42	Form of Second Amended and Restated Global Guaranty Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2021	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.6	Form of Secured Convertible Debenture of the registrant sold and issued to YAII PN, Ltd., effective August 23, 2021.

4.7	Form of Warrant of the registrant granted to YAII PN, Ltd., effective August 23, 2021.

10.38	Form of Securities Purchase Agreement between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.39	Form of Registration Rights Agreement by and between the registrant and YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.40	Form of Second Amended and Restated Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.41	Form of Intellectual Property Security Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

10.42	Form of Second Amended and Restated Global Guaranty Agreement of the registrant and its subsidiaries in favor of YAII PN, Ltd., for a transaction that closed and funded on August 23, 2021.

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